Exhibit 99.2
PROXY
     BE IT KNOWN, that we, JANE MIDDLETON HAVERTY and BEN MUNNERLYN HAVERTY, the undersigned two of three Co-Executors of the Estate of Rawson Haverty (the “Estate”), which Estate is a Shareholder of Haverty Furniture Companies, Inc., a Georgia corporation (the “Corporation”), hereby constitute and appoint RAWSON HAVERTY, JR., the third Co-Executor of the Estate, as our true and lawful attorney and agent for us and in our name, place and stead as Co-Executors of the Estate, as our proxy to attend and speak at any Meeting of the Shareholders of the Corporation and to vote or abstain from voting all of the shares of the Corporation held by the Estate at any Meeting of the Shareholders of the Corporation for the transaction of any business which may legally come before such meeting, and to act as fully as we could if personally present; and we herewith revoke any other proxy heretofore given.
     WITNESS my hand and seal this 20th day of March, 2007
/s/ Jane Middleton Haverty

JANE MIDDLETON HAVERTY
Co-Executor of the
Estate of Rawson Haverty
     WITNESS my hand and seal this 20th day of March, 2007
/s/ Ben Munnerlyn Haverty

BEN MUNNERLYN HAVERTY
Co-Executor of the
Estate of Rawson Haverty